Exhibit 99.1

(i) Proforma Balance Sheet as of March 31, 2016 and actual as of December 31, 2016, as reported.

Effective February 28 2017, IGC redeemed and subsequently retired as required by Maryland State law, 2,428,810 shares of its own common stock issued in connection with its purchase of Ironman for all tangible operating assets of Ironman as a treasury stock transaction thus reducing IGC investment in Ironman to zero while still pursuing any and all legal avenues to recover as many of the originally issued shares of 3,150,000.

The impact of such transaction is expressed in the following summary of key Balance Sheet items for each period presented.

	(All dollar amounts in thousands, except the number of shares)
Balance sheet items:	December 31, 2016	Proforma March 31, 2016
Current Assets	$1,837	$2,877
Total Assets	11,170	10,637
Stockholders' Equity	7,540	6,203

(ii) Proforma Statements of Operations for the nine months ended December 31, 2016 and 2015.

There is no requirement to provide a proforma Statements of Operations for the nine months ended December 31, 2016 and 2015, because Ironman is included on a consolidated basis in all periods through December 31, 2016. With respect to subsequent periods, Ironman will no longer be consolidated.